UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014

SOLERA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Village Circle, Suite 100

Westlake, TX 76262

(Address of principal executive offices, including Zip Code)

(817) 961-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Private Offering of Notes

On November 12, 2014, Solera Holdings, Inc. (“Solera” or the “Company”) issued a press release announcing that its indirect wholly-owned subsidiary, Audatex North America, Inc. (“Audatex”), plans to issue additional 6.000% senior notes due 2021 and additional 6.125% senior notes due 2023 (collectively, the “Notes”) in an aggregate principal amount of $350.0 million in a private offering. The Notes will be guaranteed by Solera and substantially all of Solera’s material wholly-owned domestic subsidiaries.

Audatex intends to use the net proceeds from the offering together with cash on hand to fund the purchase price of an acquisition that the Company is in the late-stages of negotiating, whose purchase price could exceed $450.0 million (the “Potential Acquisition”). In the event that the Company does not complete the Potential Acquisition, it intends to use the net proceeds for working capital and other general corporate purposes, which may include funding one or more strategic initiatives that it may undertake from time to time.

The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside of the U.S. pursuant to Regulation S under the Securities Act. Neither the Notes nor the related guarantees have been registered under the Securities Act or any state or other securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state securities laws.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the press release announcing the private offering of the Notes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Solera Holdings, Inc. on November 12, 2014 announcing private offering of notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ Jason M. Brady
Date: November 12, 2014	Name:	Jason M. Brady
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Solera Holdings, Inc. on November 12, 2014 announcing private offering of notes.